UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Under Armour, Inc. (the “Company”) Annual Meeting of Stockholders held on May 4, 2010, the stockholders elected the Company’s Board of Directors and approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

The Board nominees were elected with the following vote:

Nominees	For	Withhold Authority to Vote	Broker Non-Votes
Kevin A. Plank	147,146,427	278,583	10,736,984
Byron K. Adams, Jr.	143,534,254	3,890,756	10,736,984
Douglas E. Coltharp	147,252,183	172,827	10,736,984
Anthony W. Deering	143,532,569	3,892,441	10,736,984
A.B. Krongard	147,356,997	68,013	10,736,984
William R. McDermott	142,489,265	4,935,745	10,736,984
Harvey L. Sanders	143,539,416	3,885,594	10,736,984
Thomas J. Sippel	147,361,623	63,387	10,736,984

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 was approved with the following vote:

For	Against	Abstain
158,036,972	90,559	34,463

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 7, 2010	By:	/s/ JOHN P. STANTON
John P. Stanton
Vice President, Corporate Governance and Compliance and Secretary